UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2007
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (c)
     By letter agreement dated September 19, 2007, Trident Microsystems, Inc. (the “Company”), appointed Sylvia D. Summers as Chief Executive Officer. Her employment with Trident is expected to commence on or about October 17, 2007.
     Ms. Summers will be paid a base salary of $495,000 per year, and will have a target bonus of 100% of her annual base salary as a participant in the Company’s Executive Bonus Plan.
     Upon approval of the Compensation Committee, the Company expects to grant Ms. Summers options to purchase 220,000 shares of the Company’s common stock, with an exercise price equal to the closing price of a share of Trident common stock on the Nasdaq Global Market on the date of grant, and vesting over four years at the rate of 25% on each of the first four anniversaries of her employment start date. In addition, Ms. Summers will be granted a restricted stock award consisting of 30,000 shares of Trident’s common stock. The restricted stock vests over a four-year period at the rate of 25% upon the each of the first four anniversaries of her employment start date, and shall be subject to automatic forfeiture if her performance of services with the Company terminates prior to the date on which the shares vest.
     Subject to the approval of the Compensation Committee, Ms. Summers will be granted a performance-based restricted stock award consisting of 110,000 shares of Trident common stock. This award will vest, if at all, in four components, with the vesting of each component requiring that a Trident common stock price target, established by the Compensation Committee, be achieved on or after one of the first four anniversaries of her employment start date. This target stock price must be achieved prior to the tenth anniversary of Ms. Summers’ employment start date. An amount equal to 25% of the shares subject to this restricted stock award will vest on the date that the applicable price target is achieved on or after the specified anniversary of her employment start date, provided that her service with the Company has not terminated.
     During her employment, Ms. Summers agrees to a guideline of maintaining beneficial ownership of no less than the number of shares of Trident common stock that has a value equal to four times her annual base salary, to be achieved by no later than the fourth anniversary of her employment start date.
     Should the Company terminate Ms. Summers’ employment without cause, or should she terminate her employment at any time for good reason, as defined in her employment agreement, provided that she has executed a general release of claims, the Company shall pay to Ms. Summers an amount equal to the sum of twelve months’ of her base salary and her annual target bonus, and reimbursement of insurance premiums for up to twelve months of COBRA insurance coverage. In addition, vesting of any unvested options and restricted stock granted to her during her employment shall be automatically accelerated such that an additional twelve months of vesting will occur. Should her employment terminate without cause or for good reason upon or within two years of a change of control of the Company, the Company shall pay to Ms. Summers an amount equal to the sum of twenty-four months’ of her base salary and two times her annual target bonus, and reimbursement of insurance premiums for up to eighteen months of COBRA insurance coverage. In addition, vesting of any unvested options and restricted stock granted to her during her employment shall be automatically accelerated in full.
     Ms. Summers, age 54, held several positions at Spansion, Inc., a leading Flash memory solutions provider, between July 2003 and September 2007, most recently serving as Executive Vice President, Consumer Smart Card and Industrial Division. Prior to joining Spansion, from March 2003 through July 2003, Ms. Summers served as vice president and general manager of the embedded business unit for Advanced Micro Devices’ Memory Products business. From August 2001 until May 2002, Ms. Summers served as president and chief executive officer of Silvan Networks. Ms. Summers served as group vice president and general manager for the Public Access Management Network Services Group at Cisco Systems from November 1999 until 2001. Ms. Summers was vice president and general manager of the Multi-Platform Group at Storage Technology Corporation from May 1997 until June 1999. She has also held senior-level management positions in systems businesses at Group Bull, Thomson CSF-RCM Division, and Matra Datasystems. She holds a bachelor’s degree in electrical engineering from Ecole Polytecnique Feminine in France and a master’s degree in electrical engineering from the University of California, Berkeley.

     (d)
     On September 28, 2007, the Board of Directors of the Company adopted a resolution setting the number of members of the Board of Directors at six, as indicated under Item 5.03 below. Effective as of the date of commencement of her employment as Chief Executive Officer, as indicated in subsection (c) above, pursuant to Section 2 of Article II of the Amended and Restated Bylaws of the Company, the Board of Directors has elected Sylvia D. Summers to its Board of Directors to fill the vacancy created by the expansion of the size of the Board. Ms. Summers will be a Class III director with a term expiring at the Annual Meeting of Stockholders to be held in November 2007. It is expected that Ms. Summers will be nominated for reelection at this meeting for a three-year term expiring at the Company’s Annual Meeting of Stockholders to be held in 2010.
     Biographical information regarding Ms. Summers is set forth under subsection (c) above. As an employee-member of the Board of Directors, Ms. Summers will receive no compensation for her service as a Director.
     A copy of the press release announcing this appointment is attached hereto as Exhibit 99.1 and a copy of the agreement between the Company and Ms. Summers is attached hereto as Exhibit 99.2.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective September 28, 2007, the Board of Directors of the Company has set the exact number of Directors of the Company at six, pursuant to Section 1 of Article II of the Amended and Restated Bylaws of the Company (the “Bylaws”).
     The Board of Directors also adopted amendments to the Bylaws to allow shares of the Company to be held as uncertificated securities, as follows:
     The Board approved the amendment and restatement of Section 1 of Article V of the Bylaws in its entirety as follows:
     Section 1.          Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of its stock shall be uncertificated shares; provided, however, that no such resolution shall apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock of the corporation represented by certificates, and, upon written request to the corporation’s transfer agent or registrar, any holder of uncertificated shares, shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.
     Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.
     The Board approved the amendment and restatement of Section 2 of Article V of the Bylaws in its entirety as follows:
     Section 2.          Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation: (i) in the case of shares represented by a certificate, by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require; and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof. Except as may be otherwise required by law, the Certificate of Incorporation or the Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.
     The Board approved the amendment and restatement of Section 4 of Article V of the Bylaws in its entirety as follows:
     Section 4.          Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, or it may issue uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in accordance with Section 1, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
No.	Description

Exhibit 99.1	Press release dated October 1, 2007, announcing the appointment of Sylvia D. Summers as Chief Executive Officer.

Exhibit 99.2	Letter Agreement dated September 19, 2007, between Trident Microsystems, Inc. and Sylvia D. Summers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 1, 2007
TRIDENT MICROSYSTEMS, INC.
/s/ David L. Teichmann
David L. Teichmann
General Counsel, Vice President of Human Resources & Corporate Secretary

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